------------------------------------------------------------------





                              VITECH AMERICA, INC.



                              ---------------------

                           CONVERTIBLE LOAN AGREEMENT

                              ---------------------




                         Dated as of September 16, 1999



                                      with



                             GATEWAY COMPANIES, INC.





       ------------------------------------------------------------------

                           CONVERTIBLE LOAN AGREEMENT

         This CONVERTIBLE LOAN AGREEMENT (this "Agreement") is dated as of September 16, 1999 between VITECH AMERICA, INC., a Florida corporation (the "Borrower"), and GATEWAY COMPANIES, INC. (the "Lender").


                                    Recitals
                                    --------

WHEREAS, the Borrower desires to borrow a total principal amount of $31,000,000 from the Lender to be used for the purposes set forth herein, and the Lender is prepared to lend such amount upon the terms and conditions hereof;

NOW, THEREFORE, for the consideration described above and for other good and valuable consideration, the parties hereto agree as follows:

Section 1.  Definitions.
            ------------

         "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq.

         "Borrower Shareholders' Meeting" shall have the meaning set forth in
Section 9.03 hereof.

         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in the State of Florida.

         "Closing Date" shall mean the date of this Agreement.

         "Common Stock" shall mean shares of the Borrower's Common Stock, no par value.

         "Default" shall mean any Event of Default or any event or condition specified in Section 8 hereof, which with the giving of notice or lapse of time or both would constitute an Event of Default.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Borrower with the SEC.

         "Guarantors" shall mean William C. St. Laurent and Georges C. St. Laurent, III.

         "Guaranty" shall mean a guaranty executed by the Guarantors, on a joint and several basis, in substantially the form of Exhibit E hereto.

         "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 9.02(h) hereof.

         "Initial Promissory Note" shall mean the Promissory Note issued by the Borrower to the Lender dated April 2, 1999 as extended on July 1, 1999 with an aggregate principal amount of $11,000,000.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement or other similar form of public notice under the laws of any jurisdiction).

         "Loan" shall mean the loan made to the Borrower by the Lender pursuant to Section 2 hereof.

         "Loan Documents" shall mean, as in effect at any time, this Agreement, the Guaranty and the Note.

         "Material Adverse Effect" shall have the meaning set forth in Section
4.01 hereof.

         "Maturity Date" shall mean the date that is eighteen months from the Closing Date or, if such date shall not be a Business Day, the Maturity Date shall be the next Business Day after such date.

         "Note" shall mean the promissory note provided for in Section 2 hereof and in substantially the form of Exhibit A hereto, and any note or notes issued in exchange or substitution therefor.

         "Pledge Agreement" shall mean the Pledge Agreement, dated as of the Closing Date, from the Guarantors in favor of the Lender in substantially the form attached hereto as Exhibit F.

          "Post-Default Rate" shall mean, in respect of any principal of or interest on the Loan or any other amount payable by the Borrower under this Agreement or the Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date such amount is paid in full, equal to eighteen percent (18%).

         "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "Registrable Securities" means (a) Common Stock of the Borrower issued or issuable upon conversion of the Note; (b) Common Stock of the Borrower issued pursuant hereto for the Territorial Rights Arrangement, and (c) any Common Stock of the Borrower issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferor's rights under Section 9.02 of this Agreement are not assigned.

         "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Borrower's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

         "Registration Expenses" shall mean all expenses incurred by the Borrower in complying with Sections 9.02(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Borrower, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Borrower which shall be paid in any event by the Borrower).

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities" shall mean the Note and the shares of Common Stock issuable upon conversion of the Note.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Territorial Rights Arrangement" shall have the meaning set forth in
Section 2.07 herein.

Section 2.    The Loan.
              ---------

              2.01 Loan. On the terms and conditions hereof, the Lender hereby agrees to make the Loan in the principal amount of $31,000,000, in the form of a single $31,000,000 advance made on the Closing Date . The $31 million advance of the Loan shall be reduced pursuant to Section 7.04 in an amount equal to the Borrower's principal and accrued interest under the Initial Promissory Note and the amount of currently due trade payables from the Borrower to the Lender.

              2.02 Note. The Loan shall be evidenced by a promissory note of the Borrower in the form of Exhibit A hereto, dated the Closing Date, payable to the order of the Lender in the principal amount set forth thereon and otherwise duly completed.

              2.03 Interest. The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Note, on a quarterly basis on the 25th day of each quarter, from and including the Closing Date to but excluding the Maturity Date, at a rate per annum equal to ten percent (10.0%).

              2.04 Principal. The Borrower hereby promises to pay the entire principal amount of the Loan on the Maturity Date (unless the Lender elects to convert any or all of the principal amount of the Loan to Common Stock on or prior to the Maturity Date pursuant to the terms of the Note).

              2.05 Conversion to Common Stock. The Loan shall be convertible at the Lender's option into shares of the Borrower's Common Stock at any time as set forth in the Note; provided, however, that until such time as the Borrower's shareholders approve the issuance of the Excess Shares (as defined below) at a Borrower Shareholders' Meeting (in accordance with Section 9.03 hereof), the Borrower shall not be obligated to issue upon conversion of the Note and for the Territorial Rights Arrangement, in the aggregate, more than that number of shares of Common Stock equal to 19.99% of the number of shares of Common Stock of the Borrower outstanding on the date of issuance of the Note (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassifications, capital reorganization and similar events relating to the Common Stock) (the "Maximum Share Amount") if the issuance of shares of Common Stock in excess of the Maximum Share Amount (such number of excess shares referred to in the aggregate as the "Excess Shares") would constitute a breach or violation of the Borrower's obligations under the rules or regulations of the Nasdaq National Market or any other principal securities exchange or market upon which the Common Stock is or becomes traded.

              2.06 Prepayments. The Borrower may prepay all or any part of the principal amount of the Note before maturity with 30 days prior written notice to the Lender. The notice shall represent a bona-fide prepayment commitment under the Note, with the prepayment amount set forth therein deemed due and payable by the Borrower on the prepayment date set forth in the notice. At any time during the 30-day notice period, the Lender may elect to convert the portion of the principal amount of the Loan intended to be prepaid as described in the notice.

              2.07 Territorial Rights Arrangement. The Lender will grant the Borrower the right (the "Territorial Rights Arrangement"), exerciseable at the Borrower's election within 180 days following the Closing Date (the "Election Period"), to acquire certain territorial rights in Brazil from the Lender. At the Closing, the Borrower shall pay the Lender an application fee of 538,284 shares of the Borrower's Common Stock in exchange for the providing by the Lender of the Borrower's right to enter into the Territorial Rights Arrangement. Upon the Borrower's election to enter into the Territorial Rights Arrangement, the Borrower and the Lender will negotiate in good faith to enter into agreements on substantially the terms set forth on the term sheet attached hereto as Exhibit G (with other typical and customary provisions for agreements of this type), which agreements would also include a covenant by the Lender that the Borrower will be the Lender's exclusive reseller of the Lender's products in Brazil for a defined time period, subject to pre-existing arrangements between the Lender and any third-parties that may exist at such time. During the Election Period, the Lender agrees not to undertake a similar territorial rights arrangement in Brazil with any party other than the Borrower and the Borrower's affiliates.

              2.08. Hart-Scott-Rodino Filing. Promptly upon request by the Lender, the Borrower and the Lender shall use all reasonable efforts to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Note and the Additional Transactions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder; provided, however, that neither the Borrower, the Lender nor any of their respective subsidiaries or affiliates shall be under any obligation to make proposals, take any actions, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any material (in nature or amount) assets or categories of material (in nature or amount) assets of the Borrower, the Lender, or any of their respective subsidiaries or the holding separate of the shares of the Borrower's or the Lender's Common Stock or imposing or seeking to impose any material limitation on the ability of the Borrower, the Lender or any of their respective subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of the Borrower's or the Lender's Common Stock. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith, and by furnishing all information required for any application or other filing to be made pursuant to any applicable governmental or regulatory law, rule or regulation.

Section 3.    Payments; Computations; Etc.
              ----------------------------

              3.01 Payments. All payments of principal, interest and other amounts to be made by the Borrower under this Agreement or the Note shall be made, in immediately available funds, to the Lender no later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If a Default has occurred and is continuing, the Lender may apply any such payment to interest and principal, and then fees and expenses. If the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. Any amount of principal not paid when due hereunder shall accrue interest at the Post-Default Rate.


              3.02 Computations. Interest shall be computed on the basis of the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, relative to a year of 365 or 366 days, as the case may be.


Section 4. Representations and Warranties of the Borrower. Except as set forth on the Borrower Disclosure Schedule attached hereto as Exhibit B, (the "Borrower Disclosure Schedule"), the Borrower represents and warrants to the Lender, as of the Closing Date and at any time reaffirmed pursuant to the terms hereof, that:

              4.01 Organization, Good Standing and Qualification. The Borrower and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation. The Borrower has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver each of the Loan Documents, to issue the Note and the shares of Common Stock issuable upon conversion of the Note and to carry out the provisions of each of the Loan Documents and to carry on its business as presently conducted and as presently proposed to be conducted. Each of the Borrower's subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted. The Borrower and each of its subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so could not have, individually or in the aggregate, a material adverse effect on the business, properties, assets, condition (financial or otherwise), or operations of the Borrower (a "Material Adverse Effect").

              4.02 Subsidiaries. The Borrower Disclosure Schedule contains a list of each other corporation, limited partnership or similar entity in which the Borrower owns equity securities of any kind, with a brief description of the nature of each such equity interest. The Borrower is not a participant in any joint venture, partnership or similar arrangement.

              4.03 Capitalization; Voting Rights. The authorized capital stock of the Borrower consists of 30,000,000 shares of Common Stock, 14,657,655 shares of which are issued and outstanding, and 3,000,000 shares of Preferred Stock, no par value, none of which are issued and outstanding. All issued and outstanding shares of the Borrower's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Borrower's Common Stock are as stated in the Borrower's articles of incorporation. The shares of Borrower's Common Stock issuable upon conversion of the Note have been duly and validly reserved for issuance. Other than as set forth on the Borrower Disclosure Schedule or in the SEC Documents, there are no outstanding securities, options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Borrower of any of its securities or which are convertible into or exercisable for securities of the Borrower. When issued in compliance with the provisions of this Agreement and the Note, the shares of Borrower's Common Stock issuable upon conversion of the Note will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any restrictions, limits, claims, Liens or other encumbrances (except those imposed in the ordinary course by applicable securities laws). Except as set forth on the Borrower Disclosure Schedule or in the SEC Documents, no stock plan, stock purchase, stock option or other agreement or understanding between the Borrower and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or other similar transaction by the Borrower.

              4.04 Authorization; Binding Obligations. All actions on the part of the Borrower, its officers, directors and shareholders necessary for the authorization, execution and delivery of each of the Loan Documents, the performance of all obligations of the Borrower hereunder and thereunder at the Closing and after the Closing and the authorization, sale, issuance and delivery of the shares of Common Stock issuable upon conversion of the Note has been taken or will be taken prior to the Closing, except for the approval of the Borrower's shareholders with respect to the Excess Shares and the Additional Transactions which will take place at the Borrower Shareholders Meeting. Each of the Loan Documents, when executed and delivered, will be valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable remedies. The issuance of the Note and the subsequent conversion of the Note into shares of Borrower's Common Stock are not and will not be subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

              4.05 Financial Condition. The balance sheets and financial statements of the Borrower as at December 31, 1998 and as at June 30, 1999 (the "Statement Date") heretofore furnished to the Lender or made available to the Lender (collectively, the "Financial Statements") are complete and correct in all material respects and fairly present the financial condition of the Borrower at such date. Since the dates of said balance sheet and financial statements, there has been no material adverse change in the financial condition of the Borrower or in the operations, or the business taken as a whole, of the Borrower from that set forth therein, except disclosed on the Borrower Disclosure Schedule.

              4.06 Liabilities. The Borrower has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

              4.07 Agreements; Action.

                  (a) Except for agreements explicitly contemplated hereby or disclosed in the SEC Documents or in the Borrower Disclosure Schedule, and agreements between the Borrower and its employees with respect to the sale of the Borrower's Common Stock, there are no agreements, understandings or proposed transactions between the Borrower and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no written, and to the best of the Borrower's knowledge no other, agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Borrower is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Borrower in excess of $100,000 (other than obligations of, or payments to, the Borrower arising from agreements entered into in the ordinary course of business), or (ii) the license or transfer of any patent, copyright, trade secret or other proprietary right to or from the Borrower (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Borrower's products or services, or (iv) indemnification by the Borrower with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) Except as disclosed in the SEC Documents, the Borrower has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations as disclosed in the Financial Statements) individually in excess of $500,000 or, in the case of indebtedness and/or liabilities individually less than $500,000, in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Borrower has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) All material debt instruments, joint venture and corporate partnering agreements and all other material agreements of the Borrower are set forth in the Borrower Disclosure Schedule or the SEC Documents. The Borrower is in compliance with all of the agreements listed in the Borrower Disclosure Schedule, in all material respects.

              4.08 Obligations to Related Parties. Except as set forth in the SEC Documents, there are no obligations of the Borrower to officers, directors, shareholders, or employees of the Borrower other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Borrower, (c) for other reasonable and customary employee benefits (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Borrower), and (d) reasonable and customary directors fees. Except as may be disclosed in the Financial Statements, the Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

              4.09 Changes. Since the Statement Date, there has not been to the Borrower's knowledge:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Borrower from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect;

                  (b) Any resignation or termination of any key officers of the Borrower; and the Borrower, to the best of its knowledge after due inquiry, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change in the contingent obligations of the Borrower by way of guaranty, endorsement, indemnity or warranty;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or financial condition of the Borrower;

                  (e) Any waiver by the Borrower of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Borrower to any shareholder, employee, officer or director of the Borrower;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Borrower;

                  (i)  Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Borrower, except those for immaterial amounts and for liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (l) Any change in any material agreement to which the Borrower is a party or by which it is bound which has resulted in a Material Adverse Effect; or

                  (m) Any other event or condition of any character that, either individually or cumulatively, has resulted in a Material Adverse Effect.

              4.10 Title to Properties and Assets; Liens, Etc. The Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no Liens, other than (a) those resulting from taxes which have not yet become due and payable, and (b) minor Liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the use thereof or the operations of the Borrower. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Borrower are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used, normal wear and tear excepted. The Borrower is in compliance with all material terms of each material lease to which it is a party or is otherwise bound.

              4.11 Patents and Trademarks. To the best of its knowledge, the Borrower owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Borrower bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Borrower has not received any written, or to the best of its knowledge other, communications alleging that the Borrower has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the best of its knowledge, the Borrower is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Borrower or that would materially conflict with the Borrower's business as presently proposed to be conducted. Neither the execution nor delivery of any of the Loan Documents, nor the carrying on of the Borrower's business by the employees of the Borrower, nor the conduct of the Borrower's business as presently proposed, will, to the Borrower's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Borrower does not believe that it is necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Borrower, except for inventions, trade secrets or proprietary information that have been assigned to the Borrower.

              4.12 Compliance with Other Instruments. The Borrower is not in violation or default of any term of its articles of incorporation or bylaws, and the Borrower is not in violation or default of any term or provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or its assets or properties are subject, or of any judgment, decree, order, writ or any statute, rule, regulation, order or restriction applicable to the Borrower or either of the Guarantors or its assets or properties which could have a Material Adverse Effect. The execution, delivery, and performance of and compliance with each of the Loan Documents, and the issuance and delivery of the Note pursuant hereto and of the shares of the Borrower's Common Stock issuable upon conversion of the Note, will not, with or without the passage of time or giving of notice or both, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of the properties or assets of the Borrower or either of the Guarantors or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, right, authorization or approval applicable to the Borrower, its business or operations or any of its assets or properties.

              4.13 Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding or investigation pending or, to the Borrower's or either Guarantor's knowledge, threatened against the Borrower or either Guarantor that questions the validity of any of the Loan Documents or the right of the Borrower or either Guarantor to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which could have a Material Adverse Effect or cause any change in the capitalization or equity ownership of the Borrower. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Borrower's employees, their use in connection with the Borrower's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Borrower nor either Guarantor is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

              4.14 Tax Returns and Payments. The Borrower has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Borrower's knowledge all other taxes due and payable by the Borrower on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Borrower has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

              4.15 Employees. The Borrower has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Borrower's knowledge, threatened with respect to the Borrower. No employee has any agreement or contract, written or verbal, regarding his employment other than as disclosed in the SEC Documents. To the Borrower's knowledge, no employee of the Borrower, nor any consultant with whom the Borrower has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Borrower because of the nature of the business to be conducted by the Borrower; and to the Borrower's knowledge the continued employment by the Borrower of its present employees, and the performance of the Borrower's contracts with its independent contractors, will not result in any such violation. The Borrower has not received any notice alleging that any such violation has occurred. The Borrower is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Borrower, nor does the Borrower have a present intention to terminate the employment of any officer, key employee or group of key employees. The Borrower does not maintain any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, other than as set forth on the Borrower Disclosure Schedule or in the SEC Documents.

              4.16 Registration Rights. Except set forth on the Borrower Disclosure Schedule, the Borrower is presently not under any obligation, and has not granted any rights, to register any of the Borrower's presently outstanding securities or any of its securities that may hereafter be issued.

              4.17 Compliance with Laws; Permits. To the best of its knowledge, the Borrower is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its assets or properties which violation could have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of each of the Loan Documents and the issuance of the Note or the shares of Common Stock issuable upon conversion of the Note, except such as has been duly and validly obtained or filed (and which are listed on the Borrower Disclosure Schedule), or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Borrower has all franchises, permits, licenses, rights and any similar authority and approvals necessary for the conduct of its business as now being conducted and as proposed to be conducted by it, the lack of which could have a Material Adverse Effect.

              4.18 Environmental and Safety Laws. To its knowledge, the Borrower is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, the violation of which could have a Material Adverse Effect, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

              4.19 SEC Reports and Filings. The Borrower has delivered to the Lender (or made available to the Lender through publicly available sources) a complete and accurate copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Form 8-K, definitive proxy statement, registration statement and annual report filed by the Borrower with the SEC on or after January 1, 1998 (collectively, the "SEC Documents"), and all amendments and supplements to each of the foregoing. The SEC Documents, including the financial statements contained therein, (i) complied with the requirements of the Securities Act or the Exchange Act, as the case may be, at and as of the times they were filed (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such filing) in all material respects and
(ii) did not at and as of the time they were filed (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Borrower has made all filings with the SEC since January 1, 1998 required under the Securities Act, the Exchange Act and all regulations promulgated thereunder.

              4.20 Full Disclosure. Each of the Loan Documents, the Exhibits hereto and thereto (including the Borrower Disclosure Schedule), and all other documents delivered by the Borrower to the Lender or the Lender's attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Section 5. Representations and Warranties of the Lender. The Lender represents and warrants to the Borrower, as of the Closing Date and at any time reaffirmed pursuant to the terms hereof, that:

              5.01 Organization, Good Standing and Corporate Power. The Lender is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Borrower has all requisite corporate power and authority to execute and deliver this Agreement, to own and hold the Note and the shares of Common Stock issuable upon conversion of the Note and to carry out the provisions of this Agreement and the Note.

              5.02 Investment Representations. The Lender understands that the Securities have not been registered under the Securities Act. The Lender also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Lender's representations contained in this Agreement. The Lender hereby represents and warrants as follows:

                   (a) The Lender Bears Economic Risk. The Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Borrower so that it is capable of evaluating the merits and risks of its investment in the Borrower and has the capacity to protect its own interests. The Lender must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. The Lender understands that, unless the Securities are registered under the Securities Act, there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Lender to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Lender might propose.

                   (b) Acquisition for Own Account. The Lender is acquiring the Securities for the Lender's own account for investment only, and not with a view towards their distribution within the meaning of the Securities Act.

                   (c) Accredited Investor. The Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.


Section 6.    Conditions Precedent.
              ---------------------

              6.01 Conditions to the Loan. The obligation of the Lender to make the Loan hereunder is subject to the receipt by the Lender of the following documents on the Closing Date, each of which shall be satisfactory in form and substance to the Lender:

               (a) The Note, duly completed and executed.

               (b) The Guaranty, duly completed and executed.

               (a) The Pledge Agreement, duly completed and executed.

               (b) A stock certificate, duly completed and executed, representing the shares of Common Stock issued to the Borrower in exchange for the granting of the Territorial Rights Arrangement.

               (c) An opinion addressed to the Lender, from legal counsel to the Borrower reasonably acceptable to the Lender, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C.

               (d) An opinion addressed to the Lender, from legal counsel to the Guarantors reasonably acceptable to the Lender, dated as of the Closing Date, in a form acceptable to the Lender.

               (e) Certified copies of the articles of incorporation and bylaws of the Borrower.

               (f) A Certificate of Good Standing of the Borrower certified by the appropriate governmental officer.

               (g) The Shareholder Voting Agreements and Irrevocable Proxies described in Sections 9.03 and 9.04 of this Agreement, in the form attached hereto as Exhibit D.

               (h) Evidence that the agent referred to in Section 11(b) of the Guaranty has been duly appointed and holds such appointment without reservation until six months after the Maturity Date.

               (i) Evidence that the agent referred to in Section 22(b) of the Pledge Agreement has been duly appointed and holds such appointment without reservation until six months after the Maturity Date.

               (j) Such other documents or information as the Lender reasonably may request.

              6.02 General Conditions. The obligation of the Lender to make the Loan is further subject to all of the following additional conditions precedent:

               (a) No Event of Default shall have occurred and be continuing either immediately prior to the making of the Loan or immediately after the making of the Loan.

               (b) The representations and warranties made by the Borrower in
Section 4 hereof shall be true and correct in all material respects as of the Closing Date (without regard to any materiality qualifiers contained in the representations and warranties themselves) with the same force and effect as if they had been made pursuant to this Agreement as of the Closing Date (except for those representations and warranties which refer to dates other than the Closing Date, which representations and warranties relate only to the referred dates).

                  (c) On the Closing Date, the issuance of the Note and the proposed issuance of the Common Stock upon conversion of the Note shall be legally permitted by all laws and regulations to which the Borrower and the Lender are subject (subject to shareholder approval for the Excess Shares).

                  (d) The Borrower shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by each of the Loan Documents (except for such as may be properly obtained subsequent to the Closing).

                  (e) The shares of Borrower's Common Stock issuable upon conversion of the Note shall have been duly authorized and reserved for issuance upon such conversion (subject to shareholder approval for the Excess Shares).

                  (f) The Borrower shall have delivered to the Lender a compliance certificate, executed by the President of the Borrower, dated the Closing Date, to the effect that the conditions specified in subsections (a),
(b), (d) and (e) in this Section 6.02 have been satisfied.

                  (g) The Lender shall have received a certificate dated the Closing Date and executed by the Guarantors, to the effect that the representations and warranties made by the Guarantors in the Guaranty and the Pledge Agreement shall be true and correct on the Closing Date.

                  (h) All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

Section 7. Covenants of the Borrower. The Borrower agrees that from the date hereof, until payment in full of the Loan, all interest thereon and all other amounts payable by the Borrower under the Loan Documents:

              7.01 Information. The Borrower shall deliver to the Lender:

                  (a) Promptly after the Borrower knows that any Event of Default has occurred, a notice of such Event of Default, describing the same in detail;

                  (b) Promptly after the Borrower knows that a material adverse change in the financial condition of the Borrower or either Guarantor has occurred, a notice of such material adverse change, describing the same in detail; and

                  (c) From time to time such other information regarding the business, affairs or financial condition of the Borrower and/or the Guarantors as the Lender may reasonably request.

              7.02 Basic Financial Information and Reporting.
              -----------------------------------------------

                  (a) The Borrower will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) As soon as practicable after the end of each fiscal year of the Borrower, and in any event within ninety (90) days thereafter, the Borrower will furnish the Lender with a consolidated balance sheet of the Borrower, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Borrower, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Borrower's Board of Directors.

                  (c) The Borrower will furnish the Lender, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a consolidated balance sheet of the Borrower as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Borrower for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and normal year-end audit adjustments may not have been made.

                  (d) The Borrower will furnish the Lender (i) at least thirty
(30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year, prepared on a monthly basis, including balance sheets, a statement of cash flows for such months, and, as soon as available, any subsequent revisions thereto; and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Borrower as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Borrower for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements.

              7.03 SEC Filings. The Borrower shall deliver to the Lender (or make available to the Lender through publicly available sources) a complete and accurate copy of each report, schedule, registration statement and definitive proxy statement filed by the

Borrower with the SEC on or after the Closing Date and all amendments and supplements to each of the foregoing (collectively, the "Borrower SEC Reports"). The Borrower SEC Reports (i) will constitute all the forms, reports and documents required to be filed by the Borrower with the SEC under the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder from and after the Closing Date, (ii) will comply with the requirements of the Securities Act the Exchange Act, as the case may be, at and as of the times they are filed, and (iii) will not at and as of the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

              7.04 Use of the Loan. The Borrower shall use the proceeds of the Loan for the purpose of fully retiring all of the Borrower's outstanding debt to Lender under the Initial Promissory Note (including accrued interest) and to fully retire the Borrower's currently owing trade account balance to the Lender of $475,270. All amounts owed by the Borrower to the Lender described in the preceding sentence will be netted from the amount of the $31,000,000 advance under the Loan. The balance of the proceeds of the Loan shall be used by the Borrower for working capital purposes and for expansion projects. Any use of proceeds for expansion projects shall require mutual written approval of the Borrower and the Lender.

              7.05 Visitation Rights to Board of Directors. The Borrower shall allow one representative designated by the Lender to attend all meetings of the Borrower's board of directors in a nonvoting capacity, and in connection therewith, the Borrower shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Borrower provides to its board of directors.

              7.06 No Solicitation. Neither the Borrower nor any of its subsidiaries shall, directly or indirectly, through any directors, officers, employees, agents, affiliates, representatives or otherwise, solicit or initiate any inquiries or the submission of any proposal or offer from any person with respect to any tender offer, merger, consolidation, liquidation, recapitalization, business combination, sale of significant assets, sales of significant shares of capital stock (other than financing transactions in the ordinary course of the Borrower's business) or similar transactions involving the Borrower or any of its subsidiaries or any division of the Borrower or any of its subsidiaries (an "Acquisition Transaction") or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate, any effort or attempt by any other person with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate any of the transactions contemplated by this Agreement or any of the agreements contemplated in exhibits attached to this Agreement; provided that the Borrower may, in response to an unsolicited proposal with respect to an Acquisition Transaction (an "Alternative Proposal") from a third party, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, in each case only if the Borrower's Board of Directors, in good faith, determines that such proposal is one superior to the transactions contemplated by this Agreement or in any exhibits to this Agreement and the Board of Directors deems it necessary to do so in the exercise of its fiduciary obligations after consultation with outside counsel and an independent nationally recognized investment banking firm. The Borrower immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. The Borrower shall notify the Lender promptly (but in any event within 3 days) in writing if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made or if any party makes any Alternative Proposal and shall, in any such written notice to the Lender, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry, contact or Alternative Proposal and the terms and conditions of such proposal, offer, inquiry, contact or Alternative Proposal and any subsequent developments with respect thereto. The Borrower also agrees to afford the Lender an opportunity to revise its own proposal within ten days after the Lender's receipt from the Borrower of the final terms of the Alternative Proposal made by a party prior to any determination by the Borrower to approve any Alternative Proposal.

              7.07 Reservation of Common Stock. The Borrower will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Note, all Common Stock (or other securities into which the Note is then convertible) issuable from time to time upon such conversion.

              7.08 Compliance with Laws. The Borrower shall preserve and maintain its existence and all of its material rights and privileges; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could result in a Material Adverse Effect; and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

              7.09 Inspection. The Borrower shall permit any authorized representative designated by the Lender upon reasonable notice to visit and inspect any properties of the Borrower or either Guarantor, and to examine its or their books and records (and to make extracts and copies therefrom) and to discuss the Borrower's affairs, finances and accounts with its officers and its independent auditors (and the Borrower hereby authorizes such auditors to release any information about it to the Lender and undertakes to cause the Guarantors to authorize their respective auditors to release any information about them to the Lender), all at such times and as often as may be requested.

              7.10 Pledged Shares. On the Closing Date, the Borrower shall deliver to the Lender certificates evidencing all of the Pledged Shares (as defined in the Pledge Agreement), together with undated stock transfer powers endorsed in blank.

              7.11 Other Documents. The Borrower shall furnish to the Lender such other documents relating to the Borrower as the Lender shall reasonably request.

              7.12 Negative Covenants. The Borrower shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

                  (a) Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                      (i) Indebtedness of the Borrower under this Agreement and the Note;

                      (ii) Indebtedness to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a financing lease or otherwise) in an aggregate principal amount not exceeding $500,000;

                      (iii) Indebtedness of the Borrower outstanding on the Closing Date; and

                      (iv) Indebtedness outstanding pursuant to a commercial working capital credit facility not to exceed $5,000,000.

                  (b) Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                      (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

                      (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, and contractual and statutory landlords' Liens;

                      (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                      (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                      (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of business of the Borrower;

                      (vi) Liens securing Indebtedness of the Borrower permitted by Section 7.12(a)(ii) incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (C) the amount of Indebtedness secured thereby is not increased and (D) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired; and

                      (vii) Liens securing Indebtedness of the Borrower permitted by Section 7.12(a)(i), (iii) or (iv)).

                   (c) Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business or enter into any transaction or series of transactions in which in excess of fifty percent (50%) of the Borrower's voting power is transferred.

                   (d) Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                       (i) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                       (ii) the sale of inventory in the ordinary course of business; and

                       (iii) the sale or discount with or without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

                       (e) Limitation on Dividends. Declare or pay any dividend (other than dividends solely payable in Common Stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Borrower or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

                       (f) Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities or otherwise), without unanimous approval of the

Board of Directors of the Borrower, any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding in the aggregate during each period of six months during the term of this Agreement the sum of $5,000,000, or $1,000,000 on any one expenditure.

                  (g) Limitations on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any person or entity, except extensions of trade credit in the ordinary course of business and investments in cash equivalents.

                  (h) Limitation on Optional Payments and Modifications of Debt Instruments. Make any optional payment or prepayment on or redemption or purchase of any Indebtedness or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness. Notwithstanding the foregoing, however, the Borrower may make payments or otherwise perform pursuant to the terms of agreements in effect as of the date of this Agreement.

                  (i) Limitation on Transactions With Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of the Borrower unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of Borrower's business, and (iii) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a party which is not an affiliate of the Borrower.

                  (j) Limitation on Sales and Leasebacks. Enter into any arrangement with any party providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such party or to any other party to whom funds have been or are to be advance by such party on the security of such property or rental obligations of the Borrower.

                  (k) Limitation on Negative Pledge Clauses. Enter into any agreement, other than (i) this Agreement, (ii) any industrial revenue bonds, purchase money mortgages, financing leases and operating leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), and (iii) customary restrictions contained in asset sale agreements for asset dispositions permitted under this Agreement and relating only to the assets subject to such disposition, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  (l) Limitation on Lines of Business. Enter into any type of business, either directly or indirectly through any subsidiary, except for those businesses which the Borrower is engaged on the date of this Agreement.

                  (m) Governing Documents. Without the prior written consent of the Lender, amend the Borrower's articles of incorporation or other governing or charter documents in a manner that would materially and adversely affect the Lender's rights pursuant to any of the Loan Documents.

Section 8. Events of Default. If one or more of the following events or conditions (an "Event of Default") shall occur and be continuing:

                  (a) The Borrower or either Guarantor shall default for more than five (5) days in the payment when due of any principal of or interest on the Loan, any other amount payable by it hereunder or under the Note, or any amount of securities and/or cash payable upon conversion of the Note;

                  (b) The Borrower or either Guarantor shall default in the payment of any debt or other obligation in excess of $500,000 when due and payable pursuant to any other agreement;

                  (c) Any representation, warranty or certification made in any of the Loan Documents or in any document furnished in connection herewith or therewith by the Borrower or either Guarantor shall prove to have been false or misleading as of the time made or furnished in any material respect (without regard to any materiality provisions contained in the representations, warranties or certifications themselves);

                  (d) The Borrower shall default in the performance of any of its obligations under Section 7 hereof;

                  (e) Either Pledgor (as defined in the Pledge Agreement) shall default in the performance of any of its respective obligations under the Pledge Agreement;

                  (f) The Borrower shall default in the performance of any of its material obligations (other than those described or covered by another clause of this Section 8) and such default (if remediable) shall continue unremedied for a period of 30 days;

                  (g) The Lender shall determine that a material adverse change has occurred in the financial condition of the Borrower from the conditions set forth in its June 30, 1999 financial statements;

                  (h) The Borrower or either Guarantor shall (i) apply for or consent to the appointment of, or the taking of a position by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) make a general assignment for the benefit of its creditors;
(iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect); (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts; (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code; or (vi) take any action for the purpose of effecting any of the foregoing;

                  (i) A proceeding or case shall be commenced, without the application or consent of the Borrower or either Guarantor in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts of the Borrower or either Guarantor; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or either Guarantor or of all or any substantial part of any of the Borrower's or either Guarantor's assets; or (iii) similar relief in respect of the Borrower or either Guarantor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered or an order for relief against the Borrower or either Guarantor shall be entered in an involuntary case under the Bankruptcy Code;

                  (j) The Guaranty shall be revoked, cancelled or terminated;

                  (k) A final judgment or judgments for the payment of money shall be rendered against the Borrower or either Guarantor in excess of $1,000,000;

THEREUPON (i) in the case of an Event of Default, other than one referred to in clause (h) or (i) of this Section 8, the Lender may, by notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest on all amounts payable by the Borrower under, this Agreement and the Note and all other amounts payable by the Borrower hereunder and thereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower, and (ii) in the case of the occurrence of an Event of Default referred to in clause (h) or (i) of this Section 8, the principal amount then outstanding of, and the accrued interest on all amounts payable by the Borrower under, this Agreement and the Note and all other amounts payable by the Borrower hereunder and thereunder shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower.


Section 9. Additional Rights of Lender.
           ----------------------------

              9.01 Right of Lender to Purchase Additional Securities. The Borrower hereby grants to the Lender the following rights with respect to any and all proposed issuances of Additional Securities (as defined below) by the
Borrower:

                  (a) The Borrower shall give the Lender written notice of the Borrower's intention to issue Additional Securities (the "Issuance Notice") describing the type of Additional Securities, the price at which the Additional Securities will be issued and the general terms upon which the Borrower proposes to issue the Additional Securities, including the anticipated date of such issuance.

                  (b) The Lender shall have fifteen business days from the date it receives the Issuance Notice to agree to purchase all or any portion of such Additional Securities as is equal to the Lender's Proportionate Amount (as defined below) by giving written notice to the Borrower of its desire to purchase Additional Securities (the "Response Notice") and stating therein the quantity of Additional Securities to be purchased. Such Response Notice shall constitute the irrevocable agreement of the Lender to purchase the quantity of Additional Securities indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice; provided, however, that if the Borrower is proposing to issue Additional Securities for consideration other than all cash, the Borrower shall accept from the Lender either non-cash consideration which is reasonably comparable to the non-cash consideration proposed by the Borrower or the cash value of such non-cash consideration. Any purchase by the Lender of Additional Securities shall be consummated on or prior to the later of the date on which all other Additional Securities described in the applicable Issuance Notice are issued or the twentieth business day following delivery of the Response Notice by the Lender.

                  (c) The Borrower shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of the Additional Securities which the Lender has not elected to purchase pursuant to subsection (b). In the event the Borrower proposes to issue Additional Securities after such 90-day period or Additional Securities in addition to those specified in the Issuance Notice, it must again comply with the procedures set forth in this Section 9.01.

                  (d) For the purposes of this Section 9.01, the following terms shall have the following respective meanings:

                  "Additional Securities" shall mean all capital stock of the Borrower and any other securities of any type whatsoever (collectively, "Interests") which are issued by the Borrower after the Closing Date other than (i) any Interests issued or issuable to any employees, officers, directors or consultants of the Borrower pursuant to any benefit or incentive compensation plan approved by the Borrower's Board of Directors as being reasonable and appropriate as to the level granted and at a price that is not less than the fair market value of the Interest on the date of grant; and (ii) any Interests reissued by the Borrower to employees, officers, directors and consultants following the repurchase, redemption or other acquisition of such Interests by the Borrower from any employee, officer, director or consultant; (iii) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock; and (iv) the issuance of any shares of Common Stock upon conversion of the Note or upon the exercise or conversion of any other convertible securities outstanding on the date of this Agreement.

                  "Proportionate Amount" shall mean (i) prior to the expiration or termination of the Lender Option Period (as defined in Section 9.04 below), all of the Additional Securities, and
                  (ii) from and after the expiration or termination of the Lender Option Period, the Lender's pro rata portion of the Additional Securities determined by dividing the aggregate number of shares of Common Stock issued or issuable to the Lender upon conversion of the Note and for the granting of the Territorial Rights Arrangement (after giving effect to stock splits, stock dividends, recapitalizations and the like) by the total number of shares of Common Stock outstanding (including shares of Common Stock then issuable upon conversion of the Note) as of the date of the Issuance Notice.


               9.02 Registration Rights.
                    --------------------

                           (a)  Demand Registration.
                                --------------------

                                  (i) On and after the date that is six months
after the Closing Date, the Holders of at least 50% of the Registrable Securities (the "Initiating Holders") may request in a written notice that the Borrower file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Securities held by such Initiating Holders in the manner specified in the notice; provided, however, that there must be included in such registration at least 50% of the Registrable Securities. Following receipt of any notice under this Section 9.02(a), the Borrower shall (X) within 20 days notify all other Holders of such request in writing and (Y) use its best efforts to cause to be registered under the Securities Act all Registrable Securities that the Initiating Holders and such other Holders have, within ten (10) days after the Borrower has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders

                                  (ii) If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, the Borrower shall include such information in the written notice referred to in clause (X) of Section 9.02(a)(i) above. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Borrower), provided that (X) all of the representations and warranties by, and the other agreements on the part of, the Borrower to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (Y) any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) no Holder shall be required to make any representations or warranties to or agreements with the Borrower or the underwriters other than representations, warranties or agreements regarding such holder, the Registrable Securities of such Holder and such holder's intended method of distribution and any other representations required by law or reasonably required by the underwriter or the SEC in order to have such registration statement declared effective. If any holder of Registrable Securities disapproves of the terms of the underwriting, such holder may elect to withdraw all its Registrable Securities by written notice to the Borrower, the managing underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

                                  (iii) The Borrower shall not be required to
effect a registration pursuant to this Section 9.02(a) if the Borrower shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Borrower, it would be seriously detrimental to the Borrower and its shareholders for such registration statement to be effected at such time, in which event the Borrower shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Borrower not more than once in any twelve (12) month period.

                  (b)      Incidental Registration.
                           ------------------------

                                  (i) The Borrower shall notify all Holders of
Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Borrower (including, but not limited to, registration statements relating to secondary offerings of securities of the Borrower, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Borrower, so notify the Borrower in writing, and the Borrower shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has so requested to be Registered. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Borrower, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Borrower with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                                  (ii) If the registration statement under which
the Borrower gives notice under this Section 9.02(b) is for an underwritten offering, the Borrower shall so advise the Holders of Registrable Securities and shall use its best efforts to cause the managing underwriters to include such Registrable Securities requested by the Holders in such offering on the same terms and conditions as any similar securities of the Borrower included therein. Notwithstanding any other provision of the Agreement, if (in the written opinion of the underwriter) the total amount of such securities to be so registered, including such Registrable Securities, will exceed the maximum amount of the Borrower's securities which can be marketed (X) at a price reasonably related to the then current market value of the securities, or (Y) without otherwise materially and adversely affecting the entire offering, then the Borrower shall be entitled to reduce pro rata with respect to each holder the number of shares of Registrable Securities to not less than one-third of the total number of shares in such offering. Such reduction shall be allocated among all such Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each holder at the time of filing of the registration statement. If securities are being offered for the account of other securityholders of the Borrower, then with respect to the Registrable Securities intended to be offered by the Holders, the proportion by which the amount of such class of Registrable Securities intended to be offered by such Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other securityholders is reduced. There shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this section 9.02(b).

                  (c) Registration on Form S-3. In case the Borrower shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Borrower effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Borrower will promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities. The Borrower will use its best efforts to expeditiously effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within ten (10) days after receipt of such written notice from the Borrower; provided, however, that the Borrower shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 9.02(c):

                         (i) if Form S-3 (or any successor or similar form) is
not available for such offering by the Holders, or

                         (ii) if the Holders, together with the holders of any
other securities of the Borrower entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, or

                         (iii) if the Borrower shall furnish to such Holders a
certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Borrower, it would be seriously detrimental to the Borrower and its shareholders for such registration statement to be effected at such time, in which event the Borrower shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Borrower not more than once in any twelve (12) month period, or

                         (iv) if the Borrower has already effected four (4)
registrations on Form S-3 for the Holders pursuant to this Section 9.02(c).

                  (d) Registration Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 9.02(a), (b) or (c) herein shall be borne by the Borrower. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Borrower shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 9.02(a) or (c), the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Borrower of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 9.02(a) or (c), as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Borrower is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 9.02(a) or (c) to a demand registration.

                  (e) Obligations of the Borrower. Whenever required to effect the registration of any Registrable Securities, the Borrower shall, as expeditiously as reasonably possible:

                         (i) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the Holder or Holders have completed the distribution related thereto.

                         (ii) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (i) above.

                         (iii) Furnish to the Holders such number of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                         (iv) Use its reasonable best efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Borrower shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and to list and to allow the trading of such securities on the principal national securities exchange or market upon which the Common Stock is then listed or traded.

                         (v) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                         (vi) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and use its best efforts to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

                         (vii) Furnish, at the request of a majority of the
Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Borrower for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Borrower, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

                         (viii) Use its reasonable best efforts to prevent the
issuance of stop orders or any other suspensions in trading of the Borrower's Common Stock by the SEC or any applicable exchange or market, and use its best efforts to have removed or reversed any such stop order or suspension in trading that occurs.

                  (f) Furnishing Information. It shall be a condition precedent to the obligations of the Borrower to take any action pursuant to Section 9.02(a), (b) or (c) that the selling Holders shall furnish to the Borrower such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of the Registrable Securities held by them as shall be reasonably required to effect the registration of their Registrable Securities.

                  (g) Indemnification In the event any Registrable Securities are included in a registration statement under this Section 9.02:

                         (i) To the extent permitted by law, the Borrower will
indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Borrower: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Borrower of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Borrower will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 9.02(g) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, nor shall the Borrower be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                         (ii) To the extent permitted by law, each Holder will,
if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Borrower, each of its directors and its officers and each person, if any, who controls the Borrower within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Borrower or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Borrower or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 9.02(g) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 9.02(g) exceed the net proceeds from the offering received by such Holder.

                         (iii) Promptly after receipt by an indemnified party
under this Section 9.02(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.02(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties after the receipt by the indemnified party or parties of written notice of such assumption; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party may be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.02(g) (but only to the extent of such material prejudice), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 9.02(g).

                         (iv) If the indemnification provided for in this
Section 9.02(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall except to the extent prohibited by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                         (v) The obligations of the Borrower and Holders under
this Section 9.02(g) shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (h) Assignment of Registration Rights. The rights to cause the Borrower to register Registrable Securities pursuant to this Section 9.02 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least twenty-five thousand (25,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within twenty (20) days after such transfer, furnish to the Borrower written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this
Section 9.02.

                  (i) Amendment of Registration Rights. Any provision of this
Section 9.02 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Borrower and the Holders of at least two-thirds of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 9.02 shall be binding upon each Holder and the Borrower. By acceptance of any benefits under this Section 9, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

                  (j) Limitation on Subsequent Registration Rights. After the Closing Date, the Borrower shall not, without the prior written consent of the Holders of at least a two-thirds of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Borrower that would grant such holder registration rights senior to those granted to the Holders hereunder.

                  (k) Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Borrower agrees to use its best efforts to:

                         (i) Make and keep public information available, as
those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Borrower for an offering of its securities to the general public;

                         (ii) File with the SEC, in a timely manner, all reports
and other documents required of the Borrower under the Exchange Act;

                         (iii) So long as a Holder owns any Registrable
Securities, furnish to such Holder forthwith upon request: a written statement by the Borrower as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Borrower; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

              9.03 Borrower Shareholders Matters.

               (a) Borrower Shareholders' Meeting. Within one year following the Closing Date (or earlier as requested in writing by the Lender), the Borrower shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Florida Business Corporation Act, the rules of the NASDAQ Stock Market (including, but not limited to, Rule 4460(i)(1) of the National Association of Securities Dealers, Inc.), and the SEC, call and hold an annual or special meeting of its shareholders for the purpose of permitting them to consider and to vote upon and approve the Loan, this Agreement, the Note and the terms of conversion of the Note into Common Stock of the Borrower (the "Borrower Shareholders' Meeting"). At a Borrower Shareholders' Meeting, the Lender agrees not to vote any of its shares of Common Stock issued upon conversion of the Note and issued for the Territorial Rights Arrangement if such matter presented at the meeting relates to the rules and regulations imposed by the NASDAQ Stock Market. The directors of the Borrower shall, subject to their fiduciary duties, recommend approval by the Borrower's shareholders of the Loan, this Agreement, the Note and the terms of conversion of the Note into Common Stock of the Borrower. In connection with such meeting, the Borrower (i) will promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable a proxy statement and all other proxy materials for such meeting,
(ii) will, subject to the fiduciary duties of its Board of Directors, use all reasonable efforts to obtain the necessary approvals by its shareholders of the Loan, this Agreement, the Note and the terms of conversion of the Note into Common Stock of the Borrower, and (iii) will otherwise comply with all legal requirements applicable to such meeting.

                  (b) Proxies. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Lender's willingness to enter into this Agreement, the Guarantors are each executing a voting agreement and granting to the Lender an irrevocable proxy in the form attached hereto as Exhibit D ("Company Stock Proxy") to vote their respective shares of the Borrower's stock in favor of the matters set forth in Section 9.03(a) above.

              9.04 Lender's Right to Engage In Additional Transactions.

                  (a) Additional Transaction Option. The Borrower agrees that the Lender has the option (the "Additional Transaction Option"), exerciseable at the Lender's election within two years following the Closing Date (the "Lender Option Period"), to engage in the following transactions with the Borrower (the "Additional Transactions"): (i) extend an additional $40 million convertible loan to the Borrower on the same terms and conditions as the Loan, with a conversion price equal to the lower of (X) $11.02 per share or (Y) a 20% premium over the then-market value of the Borrower's Common Stock as reported on the NASDAQ stock market (or the principal market or exchange on which the Borrower's Common Stock is then traded) determined by taking the arithmetic average of the closing price of the Borrower's Common Stock for a period of twenty (20) trading days preceding the date on which the Lender gives notice of its intent to exercise the Additional Transaction Option and/or (ii) enter into agreements with the Borrower on the terms set forth on the term sheet attached hereto as Exhibit H (with other typical and customary provisions for agreements of this type). The Lender may elect to engage in either, both or none of the additional transactions pursuant to the Additional Transaction

Option, and the Lender's election as to each additional transaction may be made at different times within the Lender Option Period.

                  (b) Borrower Shareholders' Meeting. To the extent that the Lender exercises the Additional Transaction Option and the consummation or performance of the Additional Transaction requires approval of the Borrower's shareholders, the Borrower shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Florida Business Corporation Act, the rules of the NASDAQ Stock Market (including, but not limited to, Rule 4460(i)(1) of the National Association of Securities Dealers, Inc.), and the SEC, call and hold an annual or special meeting of its shareholders for the purpose of permitting them to consider and to vote upon and approve the Additional Transaction (the "Additional Transaction Shareholders' Meeting"). Notwithstanding the preceding sentence, without the Lender's prior written consent not to be unreasonably withheld, the Borrower shall not call an Additional Transaction Shareholders Meeting or otherwise hold a meeting of its shareholders or solicit the written consent of its shareholders for the purpose of permitting them to consider and to vote upon and approve the Additional Transaction. The directors of the Borrower shall, subject to their fiduciary duties, recommend approval by the Borrower's shareholders of the Additional Transaction. In connection with such meeting, the Borrower (i) will promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable a proxy statement and all other proxy materials for such meeting,
(ii) will, subject to the fiduciary duties of its Board of Directors, use all reasonable efforts to obtain the necessary approvals by its shareholders of the Additional Transaction, and (iii) will otherwise comply with all legal requirements applicable to such meeting.

                  (c) Proxies. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Lender's willingness to enter into this Agreement, the Guarantors are each executing a voting agreement and granting to the Lender an irrevocable proxy in the form attached hereto as Exhibit D to vote their respective shares of the Borrower's stock in favor of the Additional Transaction.

Section 10.       Miscellaneous.
                  --------------

                  10.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

              10.02 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered to the intended recipient at the "Address for Notices" specified below or at such other address as shall be designated by a party in a notice to each other party. All notices and other communications hereunder shall be deemed to have been duly given, in the case of hand delivery, when received, or in the case of mail, three Business Days after the date deposited in the mail, addressed as aforesaid.

Addresses for Notices:

If to the Borrower:

Vitech America, Inc.
8807 Northwest 23rd Street
Miami, FL 33172
Attn:  Edward Kelly
Fax:  (305) 477-1379
Phone:  (305) 477-1161

with a copy to:

Atlas Pearlman Trop & Borkson, P.A.'
200 E. Las Olas Blvd.
Suite 1900
Ft. Lauderdale, FL 33301
Attn:  Joel D. Mayersohn
Fax:  (954) 766-7816
Tele:  (954) 766-7800


If to the Lender:

Gateway Companies, Inc.
4545 Towne Centre Court
San Diego, CA 92121
Attn:  General Counsel
Fax:  (858) 799-3413
Tele:  (858) 799-3419

              10.03 Expenses, Etc. Except as set forth in this Section 10.03, all costs and expenses incurred in connection with the Loan Documents shall be paid by the party incurring such costs and expenses. The Borrower agrees to promptly pay on demand (a) all costs and expenses of the Lender, including counsels' fees, in connection with the enforcement of the Loan Documents; (b) all expenses of the Lender, including counsels' fees, in connection with any actual or proposed waiver or amendment requested by the Borrower to any of the foregoing, whether or not such waiver or amendment shall become effective; and
(c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of any of the foregoing or any other document referred to herein.

              10.04. Amendments, Etc. Any provision of this Agreement may be modified or waived by an instrument or instruments in writing signed by the Borrower and the Lender.

              10.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign its rights or delegate its obligations hereunder or under the Note without the prior written consent of Lender.

              10.06. Survival of Representations and Warranties. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Lender and the closing of the transactions contemplated hereby.

              10.07. Confidentiality. Other than as required by law (and then, only upon advance notice with a reasonably opportunity for the other party to comment), without the prior written consent of the other party, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the transactions contemplated hereby or any other discussions or negotiations between the parties, or otherwise communicate with any news media regarding this Agreement or the transactions contemplated hereby or any other discussions or negotiations between the parties. The parties shall cooperate as to the timing and contents of any such press release, public announcement or other communication. Other than as required by law (and then, only upon advance notice with a reasonably opportunity for the Lender to comment), without the prior written consent of the Lender, the Borrower agrees not to use the name "Gateway" in any press release, public announcement or other public document, or to make any other disclosure of the name "Gateway" to any third party, in relation to this transaction or any other discussions or negotiations between the parties hereto.

              10.08. Counterparts. This Agreement may be executed in counterparts.

              10.09. GOVERNING LAW; WAIVER OF JURY TRIAL.

              (a) THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              (b) THE PARTIES EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, OR IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS AGREEMENT, THE NOTE AND ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT

ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

              10.10 Jurisdiction and Consent to Suit. Any proceeding to enforce any of the Loan Documents may be brought in any state or federal court of competent jurisdiction in the State of New York. The Borrower hereby irrevocably waives any present and future objection to any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property in such court. The Borrower further agrees that final judgment against it in any such action or proceeding arising out of or relating to any of the Loan Documents shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of the obligation.

              10.11 Severability. If any terms or provisions of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

              10.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Convertible Loan Agreement to be duly executed as of the day and year first above written.



                                   VITECH AMERICA, INC.




                                   By: __________________________

                                       Name:

                                       Title:





                                   GATEWAY COMPANIES, INC.





                                   By: __________________________

                                       Name:

                                       Title:

                                    Exhibit A
                                    ---------

                           Convertible Promissory Note

                                    Exhibit B
                                    ---------

                          Borrower Disclosure Schedule

                                    Exhibit C
                                    ---------

                              Form of Legal Opinion

                                    Exhibit D
                                    ---------

                 Forms of Voting Agreement and Irrevocable Proxy

                                    Exhibit E
                                    ---------

                                Form of Guaranty

                                    Exhibit F
                                    ---------

                            Form of Pledge Agreement

                                    Exhibit G
                                Summary of Terms

                         Territorial Rights Arrangement

Brand License and Related         Charger will grant Carnival a license to brand
Arrangements:                     specifically identified products manufactured
                                  by Carnival in Brazil with Charger trademarks and trade names. The license will establish specific quality controls, component requirements, branding rules, manufacturing standards, and engineering standards.

                                  Carnival and Charger will coordinate their sales and marketing efforts to use Carnival's distribution channels in Brazil to sell Charger-branded products not competitive with Carnival. The parties will investigate co-branding of products and/or the phasing in of Charger-branded products, consistent with market conditions. The territory of the trademark license shall be Brazil initially and thereafter extend to other parts of South America, as may be mutually agreed by the parties.

                                  Charger will also grant Carnival a technology and know-how license to use the state-of-the-art manufacturing and assembly techniques used by Charger in its own manufacturing operations. Charger will provide expert technical assistance, in the form of experienced manufacturing and quality control personnel, who will advise and assist Carnival. All Carnival employees and agents exposed to any of Charger's confidential information, materials or data or any of Charger's proprietary interests or rights shall be required to execute confidentiality agreements with terms that are consistent with the confidentiality agreements executed by Charger's own employees.

                                  Charger will provide Carnival design and engineering blueprints and technical assistance to permit Carnival to manufacture computer products equivalent or identical to Charger designs.

                                  Charger will undertake to provide procurement assistance to Carnival in connection with the purchase of product parts and components, so as to permit Carnival to benefit from the favorable pricing, quality and other terms and conditions that Charger can obtain from suppliers and vendors.

                                  In consideration for the above agreements
                                  (which shall be embodied in multiple
                                  agreements that may, but will not necessarily, include a territorial rights agreement, a trademark/brand license agreement, a technology and manufacturing license agreement, a component purchase or supply agreement, a marketing assistance agreement and/or a transportation/logistics agreement, etc.), Carnival will pay to Charger, subject to the limitations set forth below, aggregate fees on total revenue as follows:

                                  Months 1 -12     3.5%

                                  Months 13-24    5.0%

                                  Thereafter          6.5%

                                  The first $200 million of annual fees
                                  generated by Carnival in Brazil will be
                                  excluded from this fee structure. Fees on revenues generated in other countries will begin the scale again and not be subject to a revenue threshold.

                                  Charger will have the right to terminate the foregoing licenses / arrangements under certain circumstances common in such arrangements (e.g. change of control, breach in quality standards, etc.).

                                    Exhibit H
                                Summary of Terms


Structure:                        A convertible note will be issued by Carnival
                                  in exchange for the agreed upon investment amount. This note will be in a principal amount of $70 million (which includes amounts already outstanding to Charger of $31 million pursuant to the Convertible Loan Agreement) and be convertible into shares of Carnival's common stock at $13.00 per share. The proceeds will be used to first fully retire Carnival's outstanding financial debt and the balance will be used for working capital purposes and expansion projects to be agreed upon between Charger and Carnival. Accordingly, Carnival's current indebtedness to Charger will be netted from the above amount.

                                  To the extent that the shares of common stock issued upon conversion would result in the Company issuing more than 20% of its outstanding common stock, approval of the Company's shareholders and a proxy statement would be required by virtue of the Nasdaq NMS Rules. Accordingly, immediately following the investment Carnival would prepare a proxy and file the same with the SEC. The proxy would include the terms of the investment and the conversion features. Conversion up to the 20% limitation would be permitted pending shareholder approval.

                                  The proxy would also contain the description of the Merger for Newco and request, if required, shareholder approval for such transaction. Since the principals of Carnival control a majority of Carnival's common stock, such transaction would not be subject to the risk of approval. The principal shareholders of Carnival would agree to grant irrevocable proxies to vote for such transactions and enter a form of voting agreement for the matters which are the subject of the proxy.

                                  Non-Affiliate Carnival shareholders shall have the option to exchange their Carnival common shares for $14.00 per share in cash or one share of a new callable putable common stock ("New Stock"). [New Stock will be registered with the SEC and publicly listed.] Charger will fund the 'Cash Option' election and receive one share of New Stock for each Carnival share tendered. Carnival's founders and executive management (specifically George St. Laurent and William St. Laurent) will elect to receive New Stock ("Affiliate Shares").

Call Provision                    Upon the third anniversary date of closing and
                                  through the fourth anniversary of the closing, Charger will have the right to call 100% (and not less than 100%) of the New Stock, including all vested options and warrants, which it does not already own.

                                Summary of Terms

Call Option Strike Price:         The Call Option that Charger has on New Stock
                                  will have a variable Strike Price which will be determined subsequent to the third anniversary of Closing, i.e. when the Call
                                  Option first becomes exercisable. The Strike
                                  Price of the Call Option shall be a per share, US dollar amount calculated as follows:

                                  1) Calculate the compound annual growth rate ("CAGR") of the trailing twelve calendar quarters ending Q4 2001 of Carnival's tax-effected EBIT ("Adjusted EBIT") (see definition below) over the Adjusted EBIT of calendar year 1998 ("Base Year"). Round to the nearest whole percent.

                                  2) Determine the corresponding Adjusted EBIT Multiple from Annex A.

                                  3)   Multiply the Adjusted EBIT Multiple
                                       derived in Step 2 times the prior
                                       trailing twelve months' Adjusted EBIT to determine Carnival's Firm Value, then subtract Net Debt on Carnival's balance sheet and the Liability Adjustment to determine the fully-diluted Equity Value. Net Debt is defined as debt (other than the $70 million convertible debt from Charger) less cash on the balance sheet.

                                  4)   Calculate the Per Share Strike Price as
                                       Carnival's fully diluted Equity Value
                                       divided by all outstanding shares
                                       including all vested, dilutive options
                                       and warrants, taking into consideration
                                       the proceeds from such options and
                                       warrants (based on the treasury method of accounting).

                                  5) The Call Option shall be exercisable for 100% (and not less than 100%) of the New Stock, including all vested dilutive options and warrants, which Charger does not already own.

                                  ** If the Adjusted EBIT CAGR calculated at the third anniversary of the Closing is less than 13%, then the Call Option will terminate and become void.

Liability Adjustment:             The Liability Adjustment shall be defined as
                                  the cumulative dollar amount of all claims or liabilities paid or owed by Carnival attributable to activities and operations prior to Closing against which Carnival is not currently adequately reserved. The Liability
                                  Adjustment shall include all such amounts paid or deemed payable through the exercise of the Put or Call Option.

                                Summary of Terms


Put Provision:                    Between the third and fourth anniversary after
                                  the date of Closing, New Stock holders will have the right to put annually to Charger 100%
                                  (and not less than 100%) of their New Stock, including all vested dilutive options and warrants. The put provisions may be restructured in a manner not materially adverse to Carnival shareholders to facilitate compliance with the Williams Act and Regulation M.

Put Option Strike Price:          The Put Option that New Stock owners have will
                                  have a variable Strike Price which will be determined pursuant to the same methodology as the Call Option Strike Price, except that the Strike Price of the Put Option shall be a per share, US dollar amount calculated as 60% of the Call Option Strike Price as determined above. In the event that Carnival is successfully able to renew its existing package of state-level tax incentives to Charger's satisfaction for additional periods of at least three years, then Carnival shall receive a premium on the Put Option Strike
                                  Price to make it equivalent to 100% of the applicable Call Option Strike Price.

                                  ** If the Call Option is void per the above calculation, the Put Option will also terminate and become void.

Adjusted EBIT:                    Adjusted EBIT shall be defined as the
                                  after-tax income from operations of Carnival adjusted to remove the incremental or decremental effects of changes in the relative value of the Brazilian Real and the US dollar.
                                  Fees due to Charger from Carnival for the respective period in excess of component cost savings will be added back to the above income figure to determine Adjusted EBIT.

Consideration:                    Cash offer of $14.00 per share of Carnival
                                  Common Stock or exchange of Carnival common stock for New Stock.

Accounting Treatment:             Purchase accounting.

Treatment of Options and          All options and warrants for capital stock of
Warrants:                         Carnival not exercised into Carnival Common
                                  Stock will be converted into new options or warrants for New Stock consistent with their original vesting period and strike prices.

Representations & Warranties      Consistent with those for similar
                                  transactions.

                                Summary of Terms

Conduct of Business:              Prior to closing, Carnival shall conduct its
                                  business only in the normal and ordinary course and shall use its best efforts to preserve its business intact, to retain the services of its present employees, to preserve the goodwill of its customers and suppliers.
                                  Carnival shall adhere to covenants consistent with those for similar transactions, including restrictions on (i) changes to capital structure, (ii) accounting policies, (iii) changes in benefit plans and executive compensation, etc.

                                  As long as non-Charger stockholders are in managerial positions, the business shall be conducted in an ordinary manner consistent with the long-term development of the business and past practice. No trade loading will occur.

                                  The Put and Call provisions described above shall terminate and become void, at Charger's election, in the event that the following catastrophic events occur: (a) the authorities close down the business of Carnival; (b) the authorities seize all or substantially all of the assets of Carnival preventing the conduct of business; (c) the authorities claim taxes or other similar levies that are in a cumulative amount of $30 million or more, and are claimed for periods prior to the closing; and (d) other catastrophic events that render Carnival unable to carry on its business.

                                Summary of Terms

Merger Agreement:                 The Merger will be subject to, among other
                                  things, approval of the Boards of Directors of Charger and Carnival, Charger's satisfactory completion of due diligence, appropriate execution of management employment agreements, and absence of material adverse change and other customary conditions. The Convertible
                                  Note agreement will be attached to the
                                  definitive Merger Agreement. Both of the above referenced agreements shall be drafted by Charger's counsel, and shall contain customary representations and warranties by each Charger and Carnival and other terms, provisions and conditions customary in similar transactions.

Convertible Note:                 Purchase price of Convertible Note will be $70
                                  million (which includes amounts already
                                  outstanding to Charger of $31 million pursuant to the Convertible Loan Agreement) with a coupon of 10.0% and a three-year maturity.
                                  Charger will net its current term loan and a 1% origination fee from the proceeds. Interest on the Note will be payable on a quarterly basis. The Convertible Note will be convertible any time during its term at Charger's discretion for a price of $13.00 per share, except that prior to the third anniversary of the Closing, Charger shall not convert the note, partially or fully, if such conversion would result in Charger holding an equity position in Carnival greater than 50%.
                                  In the event the merger is not consummated by the four month anniversary of the issuance of the Convertible Note, the Convertible Note will become immediately due and payable in an amount equal to the principal plus the accrued amount of unpaid interest. In the event that Charger does not exercise the full conversion of this note into stock within the 3 year term, the note will become subordinated debt with an additional two year term carrying an appropriate market rate of interest.

Right of First Refusal:           In the future, should Carnival desire to raise
                                  capital, either debt or equity, it will
                                  provide a Capital Proposal to Charger. Charger will have fifteen business days to accept or waive its rights to supply such capital.
                                  Immaterial commercial financing arrangements will be excluded from such obligation on the part of Carnival. Charger will have a similar right with regards to any third party offer to acquire Carnival.

                                Summary of Terms

Corporate Governance:             Charger will be entitled to name two members
                                  to the Board of Directors, but in no case, a greater number than in proportion to its implied ownership from the Merger and the Convertible Note. Certain major decisions affecting Carnival shall require the unanimous approval of the Board of Directors, including the following: (i) capital expenditures or borrowings in excess of $500,000, (ii) material changes in Carnival's business plans,
                                  (iii) hiring or termination of senior
                                  management, (iv) mergers and acquisitions, joint ventures, or other material transactions, (v) advances to third parties in excess of $500,000; (vi) issuance of equity securities of Carnival; (vii) the sale, lease, exchange or transfer of material assets of Carnival; (viii) the repurchase or redemption of the equity securities of Carnival; (ix) amendment of the Articles of Incorporation or Bylaws of Carnival; (x) dissolution of Carnival; and (xi) establishment of any material changes in the stock-based compensation programs of Carnival.

No-Shop Provision:                Carnival will not solicit, encourage or
                                  facilitate inquiries or the making of a
                                  proposal or offer relating to a business combination or similar transaction. If, and only if, fiduciary duties require and Carnival determines that an unsolicited proposal or offer from a third party is a "Superior
                                  Proposal", Carnival can (i) provide
                                  information to such third party (provided the third party has entered into an equivalent confidentiality agreement), (ii) engage in negotiations with respect to such proposal or offer and (iii) recommend such proposal or offer. Carnival must cease any current discussions with respect to acquisition proposals and notify Charger of receipt of any acquisition proposal and give Charger an opportunity to revise its offer within 10 days of such notice to Charger before accepting a Superior Proposal.

Recommendations:                  Carnival Board must submit the Merger
                                  Agreement to all Carnival stockholders and recommend stockholder approval unless otherwise required by directors' fiduciary duties.

                                Summary of Terms

Brand License and Related         Charger will grant Carnival a license to brand
Arrangements:                     specifically identified products manufactured
                                  by Carnival in Brazil with Charger trademarks and trade names. The license will establish specific quality controls, component requirements, branding rules, manufacturing standards, and engineering standards.

                                  Carnival and Charger will coordinate their sales and marketing efforts to use Carnival's distribution channels in Brazil to sell Charger-branded products not competitive with Carnival. The parties will investigate co-branding of products and/or the phasing in of Charger-branded products, consistent with market conditions. The territory of the trademark license shall be Brazil initially and thereafter extend to other parts of South America, as may be mutually agreed by the parties.

                                  Charger will also grant Carnival a technology and know-how license to use the state-of-the-art manufacturing and assembly techniques used by Charger in its own manufacturing operations. Charger will provide expert technical assistance, in the form of experienced manufacturing and quality control personnel, who will advise and assist Carnival. All Carnival employees and agents exposed to any of Charger's confidential information, materials or data or any of Charger's proprietary interests or rights shall be required to execute confidentiality agreements with terms that are consistent with the confidentiality agreements executed by Charger's own employees.

                                  Charger will provide Carnival design and engineering blueprints and technical assistance to permit Carnival to manufacture computer products equivalent or identical to Charger designs.

                                  Charger will undertake to provide procurement assistance to Carnival in connection with the purchase of product parts and components, so as to permit Carnival to benefit from the favorable pricing, quality and other terms and conditions that Charger can obtain from suppliers and vendors.

                                  In consideration for the above agreements
                                  (which shall be embodied in multiple
                                  agreements that may, but will not necessarily, include a territorial rights agreement, a trademark/brand license agreement, a technology and manufacturing license agreement, a component purchase or supply agreement, a marketing assistance agreement and/or a transportation/logistics agreement), Carnival will pay to Charger, subject to the limitations set forth below, aggregate fees on total revenue as follows:

                                  Months 1 -12     3.5%

                                  Months 13-24    5.0%

                                  Thereafter          6.5%

                                  The first $200 million of annual fees
                                  generated by Carnival in Brazil will be
                                  excluded from this fee structure. Fees on revenues generated in other countries will begin the scale again and not be subject to a revenue threshold.

                                  Charger will have the right to terminate the foregoing licenses / arrangements under certain circumstances common in such arrangements (e.g. change of control, breach in quality standards, etc.).

                                Summary of Terms


Expenses; Break-Up Fees:          Each party shall bear its own expenses in
                                  connection with the preparation for and
                                  consummation of the transactions contemplated by this term sheet. Carnival will pay Charger a break-up fee of $6 million in the event that Charger or Carnival terminates the Merger
                                  Agreement under the following circumstances i) any other entity or group becomes the beneficial owner of 20% or more of the outstanding shares of capital stock of Carnival, ii) the board of directors of Carnival withdraws or modifies its approval or recommendation of the Merger agreement, iii) the board of directors of Carnival solicits approves or recommends a competing transaction or iv) the stockholders of Carnival fail to vote in favor of the merger or v) Carnival breaches the no-shop provision.

Employment Matters:               (a) At Closing, certain key employees of
                                  Carnival (approximately 10 people) to be identified by Charger will enter into noncompetition agreements in a form reasonably acceptable to Charger agreeing not to compete with Charger or its subsidiaries with respect to the business of Carnival for a period of three years after the merger

                                  (b) After execution of the Merger Agreement but prior to consummation of the merger, approximately 10 key employees of Carnival to be identified by Charger will enter into confidentiality and non-competition agreements similar to those described in (a) above; and

                                  (c) When appropriate, Charger will take steps necessary to make available to those employees of Carnival who will become employees of Charger all employee benefits then offered to Charger employees of like position and responsibilities.

                                  (d) Certain key employees of Carnival will be granted additional options which will total in aggregate up to 6 - 8% of New Stock based upon meeting or exceeding specific performance objectives to include but not limited to (i) the expansion of business and operations into certain specified countries, and (ii) development of a suitable executive management succession plan and identification/training of key executive successors.

Confidentiality/Exclusivity:      This Summary of Terms will not be made public
                                  by either party and the information contained herein is solely for review by the Carnival
                                  Board, senior management team and advisors. In the event that the existence or terms of this document become known publicly or by any other party interested in consummating a transaction with Carnival, these discussions will be immediately terminated.

Termination:                      The transaction may be terminated by the
                                  mutual agreement of Carnival and Charger.

                                            Annex A



                         ------------------ ---------------------------
                           Adjusted EBIT           Call Option
                               CAGR           Adjusted EBIT Multiple
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         less than 13%            Call & Put are void
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         13%                           6.6
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         14%                           6.8
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         15%                           7.0
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         16%                           7.2
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         17%                           7.4
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         18%                           7.6
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         19%                           7.8
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         20%                           8.0
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         21%                           8.2
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         22%                           8.4
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         23%                           8.6
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         24%                           8.8
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         25%                           9.0
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         26%                           9.2
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         27%                           9.4
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         28%                           9.6
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         29%                           9.8
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         30%                           10.0
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         31%                           10.2
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         32%                           10.4
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         33%                           10.6
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         34%                           10.8
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         35%                           11.0
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         36%                           11.2
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         37%                           11.4
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         38%                           11.6
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         39%                           11.8
                         ------------------ ---------------------------
                         ------------------ ---------------------------
                         40+%                          12.0
                         ------------------ ---------------------------